Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment to Registration Statements on Form S-3 (No. 333-177754) of Ellington Financial LLC of our report dated March 14, 2013, relating to the consolidated financial statements and effectiveness of internal control over financial reporting.

/s/PricewaterhouseCoopers, LLP

New York, NY

April 19, 2013